REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: NOVEMBER 23, 2021 / 1:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Executive VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Jay Daniel Sole UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Marni Shapiro The Retail Tracker - Co-Founder Paul Lawrence Lejuez Citigroup Inc., Research Division - MD and Senior Analyst Sarah L. Goldberg Robert W. Baird & Co. Incorporated, Research Division - Research Analyst Susan Kay Anderson B. Riley Securities, Inc., Research Division - VP & Analyst P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch Third Quarter Fiscal Year 2021 Earnings Call. Today's conference is being recorded. (Operator Instructions) And now at this time, I'd like to turn the conference over to Pam Quintiliano. Please go ahead, ma'am. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our third quarter 2021 earnings call. Joining me today are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our third quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mentioned today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release and investor presentation issued earlier this morning. We will also be providing financial comparisons to the corresponding periods of fiscal 2020 and 2019, where applicable. And due to temporary COVID-driven store closures last year, we will not be disclosing comparable sales. With that, I will turn the call over to Fran. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks, Pam. Good morning, and thank you for joining us today. I am excited to share our third quarter results, which benefited from a strong back-to-school -- and discuss the fourth quarter, which is off to a good start. But first, I'd like to begin with a thank you to our global team and to our partners. Together, we actively navigated factory closures and transportation delays, reduced our promotions and markdowns, managed expenses and made strategic investments across marketing, technology and fulfillment to drive our business forward. Due to that hard work and our ongoing commitment to delivering against our key strategic pillars, including: fleet optimization, digital and omnichannel enhancements, a faster concept-to-customer life cycle and improved customer engagement, we delivered our best third quarter operating profit and margin in close to a decade. Total sales rose 10% to last year and were up 5% to Q3 2019, and we achieved our highest Q3 sales since 2014 despite industry-wide supply chain constraints and the removal of 1.1 million gross square feet from our store base last year. Our largest and most established market, the U.S., outperformed with sales up 17% on a 1 year and 12% on a 2-year basis. It was wonderful to have more kids return to school and have social activities resume for our kid, teen and millennial customer. We executed well against the back-to-school and fall calendar, providing seasonally appropriate newness and outfitting options. With compelling interpretations of the latest fashion trends, including wider leg silhouettes, vegan leather and seamless body suits, all while maintaining the quality, fit and value that we have become known for. Our customers were highly engaged, as illustrated by our average basket size and lapsed customer rate of return, both of which improved in the double-digit percent range. In addition, we also acquired roughly 2 million new customers globally, all very positive signs regarding the health of our brands. By channel, store sales rose 11% from last year and declined 20% from 2019. Digital, which for us, carries a significantly higher 4-wall margin than stores, grew 8% on a 1-year and 55% on a 2-year basis, representing 46% of total sales. Results speak to higher AUR across brands and channels on reduced markdowns and promotions and improved full price sell-throughs. Q3 marked the sixth consecutive quarter of AUR improvement as our customers continued to adopt a buy it when you see attitude. This represents a major shift in mindset that has been years in the making as we have evolved each brand's positioning, purpose, perception and execution. Looking ahead, we will build on our solid foundation and believe there's ongoing AUR opportunity at all of our brands. Third quarter AUR improvements were offset by higher supply chain-related costs. Despite those pressures, we grew our operating margin rate by 80 basis points on a 1-year basis and 640 basis points on a 2-year basis. And while we don't talk about it often publicly, we could not have achieved these results without our corporate purpose of being there for you on the journey to being and becoming who you are, which serves as our North Star. It ensures our associates and partners feel comfortable sharing their thoughts and evolving with us, and that we listen and speak to our customers authentically, providing inclusive options for all of their lifestyle needs. Part of that evolution was the recent hiring of a leader to drive our comprehensive ESG efforts forward. Simply put, purpose is woven into all that we do, including our critical pillars of product, voice and experience. Starting with product. During the third quarter, we had so many wins that it's hard to name just a few. Denim, which is one of our most important categories, continued to be on fire, posting record-breaking Q3 sales. We received a tremendous amount of positive media headlines in publications that have billions of impressions and thousands of organic social media tags across platforms, all devoted to the fit, quality and comfort of our assortments. 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Momentum built in non-skinny and wider leg styles, including the mom, dad, straight and flare for women, while slim straight and taper gained popularity for guys as he continued to refresh his wardrobe. Importantly, promotions were once again down across brands with higher full priced selling. In addition to denim, other top-performing categories included dresses, shorts, pants and knit tops and bottoms. We are thrilled with the progress we've made with our product, which goes hand in hand with amplifying our voice and experience. Our marketing teams are leaders in the rapidly evolving digital space and are embracing new and emerging technology trends and engagement opportunities using voices and platforms that are authentic to each of our brands. Across the company, we continue to lean into the power of social selling and our refining strategies that are tailor-made for each of our brands and their target customers. This includes: live shopping events on TikTok and Instagram, exclusive social product launches, in-app storefronts across platforms, augmented reality campaigns with Snapchat and robust affiliated influencer programs, and our customer is responding. Our unrelenting focus on digital is intertwined with providing the best omnichannel experience for our global customers by meeting them whenever, wherever and however they choose to interact with us. This focus is what inspired us to open our new West Coast DC and introduce same-day delivery. It is also what drove one of our major internal initiatives to know them better and wow them everywhere, which is about transforming our ways of working to ensure that everything we do is data-driven and aligns with the moments that are most important to our customer in a world of endless ideas and rapid innovation. Now moving on to the brands. Hollister sales, which include Gilly Hicks and Social Tourist, rose 10% to last year and 1% to 2019. In the U.S., sales rose 17% on a 1-year and 7% on a 2-year basis. I am proud that Hollister's global Q3 sales were the strongest since 2013 and that U.S. sales were the strongest since 2012, especially given that Hollister and Gilly saw an outsized impact on inventory receipts due to higher exposure to Vietnam production. Importantly, sales were healthy with nice AUR growth. During the quarter, we continued to authentically speak to our Gen Z customer about the topics they care about the most, including their diverse backgrounds and identities, mental wellness and one of their most passionate -- biggest passions, gaming. In September, Hollister formally announced the launch of the Hollister Good Vibras collective, a long-term program dedicated to supporting rising Latinx creators from the fashion, music and comedy verticals of TikTok and Instagram and authentically amplifying their voices. This first-of-its-kind collective is meaningful given Hollister's large Latinx customer base and is a testament to the fundamental shift in how we engage our customers. The launch, which generated over 20 million PR impressions, included a bilingual made for TikTok album produced by the collective's music creators. The following month, Hollister named Fortnite World Cup Champion, Bugha, its first Chief Gaming Scout. The announcement made waves across the gaming news cycle, garnering over 125 million PR impressions. The partnership included a collection with Hollister's highly successful all-day gameplay assortment, featuring a matching hoodie and sweat pant that he co-created with his fans via social. The collaboration boosted sentiment across our social channels and saw strong sell-throughs. Looking ahead, Bugha will work with Hollister to scout rising gamers for Team Hollister, our new up-and-coming gamer program. We are looking forward to a charity livestream during Giving Tuesday with proceeds going back to the Hollister Confidence Project, an initiative dedicated to promoting confidence and mental wellness in teens worldwide. At Gilly Hicks, our updated brand purpose of bringing our customer to their happy place is resonating. Our recently introduced men's products has been well received, which is exciting given this is a completely new and untapped customer for us. At the same time, our existing customer has continued to come to us for her must-haves, including Go Active, which grew to over 20% of sales. Response to our stand-alone and 23 updated side-by-side locations has been encouraging. We see runway to open additional stand-alone and side-by-sides globally and to refresh the Gilly Hicks experience that live within Hollister, as we embark on our next phase of growth. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. 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In addition to Gilly Hicks, we've also been pleased with the results at our newest brand, Social Tourist, which we view as another one of our growth vehicles. As a reminder, Social Tourist, which launched in May, is a multiyear exclusive apparel partnership with social media superstars Charli and Dixie D'Amelio. In the third quarter, the D'Amelio series aired on Hulu. In the show, Charli, Dixie and their family wove Social Tourist into their daily lives. the highly viewed series, which Hollister sponsored, drove meaningful social impressions and engagement, spikes in search demand and major PR buzz. Hollister also partnered with Hulu on an ad buy, which drove roughly 90 million ad impressions. We've also continued to apply learnings from Social Tourist, particularly as it relates to TikTok and social selling to other areas of the company, making us even smarter, faster and more creative. Turning to Abercrombie, which includes kids. Q3 sales rose 12% compared to last year and 10% to 2019, representing our highest sales volume since 2015 and best gross margin since 2013. In the U.S., sales rose 19% on a 1 year and 18% on a 2-year basis. It has been absolutely amazing to experience the turnaround of this brand, which is in a remarkably different place than it was just a few short years ago. At kids, we had a great back-to-school season. We combined insight-driven marketing and paid media and took the stress and guesswork out of shopping for parents by providing product that shined from both a fashion and a quality perspective. We also found power in leveraging affiliate parents' voices with a first-ever mini-me collection. Spanning both the adults and kids brands, it contained stylish, cool and ageless essentials for fall and was an immediate hit. At adults, we launched our highly successful Denim Your Way campaign in early August. This was the culmination of work that first began in January when we put out a call on social media to cast our customers in the campaign. After receiving thousands of submissions, we chose 10 customers and brand fans to help drive fit and design decisions and to be predominantly featured in our Denim Your Way marketing. The campaign and accompanying assortment received glowing reviews, and is a perfect example of how we are listening to our customer to create product for their lifestyle needs. Throughout the quarter, we also continued to leverage our relationship with TikTok. A highlight was our women's fall outfitting campaign, Flashes of Fall, which generated over 140 million impressions. In addition, our Abercrombie influencer team doubled down on their efforts to maintain their leadership in the world of social selling. Now looking to the fourth quarter. Our customer is responding well to our assortments, especially our cold weather offerings, including cozy and outerwear, as well as occasion dressing and denim. We have seen some early holiday shopping and also a fair amount of self-purchasing as the weather has become more seasonal and our customer gears up for a return to holiday activities and events. With the delays in the supply chain, we expect to deliver newness leading up to the holiday peak, which will be a great learning around future flows and strategies. On the delays, I am proud of our seasoned supply chain team for helping us navigate these challenges. On top of our great product, I'm also excited about the social strategies we have in place. Our stores and DCs are well staffed and ready to go, and I am confident that our store network and expanded suite of omni capabilities, including same-day shipping, will enable our customer to do their shopping, whenever, wherever and however they choose. We are ready to compete and win for holiday, and I am confident in our ability to deliver an operating margin between 9% and 10% this fiscal year, which will be our best annual operating margin since 2008. Looking beyond holiday, we continue to see significant growth opportunities across our portfolio of brands, and we look forward to sharing more on our strategic vision of how we will scale our business at our next Investor Day, which we are planning for the first half of fiscal 2022. Stay tuned as we finalize the details. And with that, I will turn it over to Scott. 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Thanks, Fran, and good morning. In the third quarter, we delivered strong results across brands and across the P&L. Our profitability continued to benefit from the transformative moves we made in our operating model and expense structure last year as the shift to digital accelerated. For Q3, total net sales were $905 million, up 10% to last year and up 5% to pre-pandemic levels. While transportation delays increased during the quarter, our teams were able to maximize the inventory on hand to deliver sales above our expectations. Store sales rose 11% on a 1-year basis and were down 20% on a 2-year basis. At the same time, total digital sales increased 8% compared to last year and grew 55% from 2019, representing 46% of total sales this quarter compared to 31% in 2019. By brand, net sales increased 10% for Hollister, which includes Gilly Hicks and Social Tourist, and 12% for Abercrombie, which includes kids. As compared to Q3 2019, net sales increased 1% for Hollister and 10% for Abercrombie. By region, we continued to see strong results in the U.S. with net sales up 17% and 12% on a 1- and 2-year basis, respectively, despite having roughly 140 fewer stores and over 20% less square footage in our U.S. store base as compared to Q3 2019. In the U.S., Hollister was up 17% to 2020 and up 7% to 2019, while Abercrombie was up 19% and 18%, respectively. Outside of the U.S., we continue to see a slower recovery with EMEA down 6% to last year and 7% to Q3 2019. Our business was strongest in our largest European market, the U.K., where we experienced sequential sales improvements. The U.K. customer has responded well to product and has embraced our latest A&F location on Regent Street, which opened in September and is a fraction of the size and cost of our recently closed flagship. This was offset by continued COVID-driven restrictions and impacts across key Western European countries, including 2 of our largest markets, Germany and France. In APAC, sales were down 12% to last year and down 32% to 2019 as we faced traffic headwinds due to ongoing COVID cases inside China and Hong Kong and slow vaccination progress in Japan. Additionally, we believe that China was impacted further by the overall geopolitical climate. We continue to view international as a longer-term growth opportunity and are encouraged by the customer response to regional marketing and product distortions in both the EMEA and APAC markets. Moving on to gross profit. Our rate of 63.7% was down 30 basis points to last year and up 360 basis points to 2019. The result exceeded our expectations and included approximately 300 basis points of impact from higher freight costs and air utilization, which was at the low end of our 300 to 400 basis point expectation. We continued to see AUR growth across brands compared to 2020 and 2019 on reduced promotions and markdowns, while maintaining initial tickets. We ended the quarter with inventory approximately flat to last year. Inventory on hand was lower than planned coming out of Q3 and was offset by higher in-transit due to the extended Vietnam closures and increasing transit times. Related to Vietnam, all factories are open and operating. We are using air to catch up on these receipts and are encouraged by recent improvements moving product through the U.S. ports. I'll cover the rest of our Q3 results on an adjusted non-GAAP basis. Excluded from our non-GAAP results are approximately $6.7 million and $6.3 million of pretax asset impairment charges for this year and last year, respectively. Operating expense, excluding other operating income, was up 8% compared to last year and up 1% to 2019, coming in at the low end of our expectation of up low single digits as we saw better-than-expected store and distribution expense and shifted a portion of our marketing spend to Q4 to better align with inventory flows. In Q3, we saw an increase in stores and distribution expense of 2% compared to 2020 and a reduction of 7% compared to 2019. Compared to 2019, store occupancy was down approximately $43 million related to square footage reductions and renegotiated leases. These savings were partially offset by increased shipping and fulfillment expenses on higher digital sales. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Marketing, general and administrative expenses rose 21% from last year and 28% to Q3 2019, primarily driven by increased marketing investments. As Fran mentioned, we continued to drive strong customer engagement across our brands, and we expect to continue reinvesting a portion of our occupancy savings into digital media in Q4. We delivered operating income of $79 million compared to operating income of $65 million last year and $27 million in 2019. This was our best third quarter operating income and operating margin since 2012. The effective tax rate was approximately 25%. Net income per diluted share on an adjusted non-GAAP basis was $0.86 compared to $0.76 last year. As we continue to benefit from our evolved operating model and the resulting higher profitability level, we're in a strong position to both invest in the business and return excess cash to shareholders. We ended the quarter with cash and cash equivalents of $866 million and funded debt of $308 million. During the quarter, we repurchased approximately 2.7 million shares for $100 million, bringing year-to-date total share repurchases to about 6.1 million shares and $235 million. Recently, our Board of Directors approved a new share repurchase authorization of $500 million, replacing the February 2021 share repurchase program. In the fourth quarter, we expect to repurchase at least $100 million worth of shares, pending market conditions and share price. We continue to expect fiscal 2021 CapEx to be approximately $100 million, with about half of that related to digital and technology and the other half related to real estate and maintenance items. During the quarter, we opened 5 new stores, bringing the total to 23 for the year-to-date period and closed 3 stores for a total of 23 year-to-date. For the full year, we expect the store count to remain roughly flat to last year, pending ongoing negotiations with landlords. I'll finish up with our thoughts on Q4, which we are planning as follows, using 2019 as our comparison period. Net sales to be up 3% to 5% from 2019 level of approximately $1.185 billion. We expect the U.S. to continue to outperform EMEA and APAC. On inventory, we are optimizing AURs on current inventory and our distribution center teams are quickly replenishing as inventory flows in. While the inventory receipt pattern will be different than the past, we have and we will continue to work diligently to minimize the impact on sales for the quarter. Gross profit rate to be around flat to the 2019 level of 58.2%, including an expected negative impact of approximately $75 million of freight cost pressure due to rising ocean and air rates as well as the higher air deliveries necessary to catch up on the Vietnam factory closures. Based on early customer response to holiday, we are optimistic in our ability to continue to reduce markdowns and promotions to drive AUR improvements to offset this headwind. Operating expense, excluding other operating income, to be up low to mid-single digits to 2019 adjusted non-GAAP level of $565 million. We expect to continue to see lower store expenses, partially offset by higher fulfillment costs. Similar to Q3, we plan to increase marketing spend compared to 2019 as we look to maximize holiday sales and build momentum heading into 2022. Finally, we expect the tax rate to be in the low 20s. Assuming we deliver against these expectations, we expect our full year operating margin to be in the 9% to 10% range, our highest since 2008. In closing, we are excited to have delivered another quarter of profitable growth in Q3 and are laser focused on executing our strategies for holiday and beyond. We will provide additional detail on our 2022 assumptions on our year-end earnings call. And with that, operator, we are now ready for questions. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) We'll take our first question from Paul Lejuez with Citi Group. Paul Lawrence Lejuez - Citigroup Inc., Research Division - MD and Senior Analyst Curious, within that gross margin guidance for the fourth quarter, what are your AURs assumptions? And how does that compare to AURs in the third quarter? And maybe if you can also kind of run through the freight pressure that you're expecting in 4Q versus 3Q? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Sure, Paul, I'll grab that one. So yes, the gross margin for Q4, we'll see a little bit accelerated pressure versus what we saw in Q3. Number one, it's just a larger quarter. So we have more units flowing through. And we'll also see more of that Vietnam reopening pressure where we're putting a lot of that product on air to get it here by the holiday peak. So in the outlook for Q4, we're calling it flat to 2019. Q3 was up about 360 basis points to 2019. And getting back to the AUR question, we believe that we can get the AUR on lower markdowns and promotions to offset that $75 million headwind in Q4. Our product has resonated well coming into the quarter from October, and we're seeing that here in the November time period. So feel confident that we can offset that headwind here in Q4. Paul Lawrence Lejuez - Citigroup Inc., Research Division - MD and Senior Analyst Got it, Scott. And I think you mentioned the shift in marketing. Can you just maybe run through kind of what shifted out of 3Q and into 4Q? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. As we learned more about the inventory flows in Q3, we made a decision to move some of that marketing into Q4. So we shifted a small chunk of our marketing out of Q3 into Q4 to better align with those flows. So as Fran mentioned, we're loving what our teams are doing on social, and we're going to continue to fuel those efforts. We love the response that we're getting at each of our brands. We called out Abercrombie and we'll see some great things on Snap and TikTok this week. So we're going to continue to fuel those efforts. That should help us here in Q4, but it's also going to give us a nice setup heading into 2022. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. And the important thing -- just to add one last thing to that, Paul. As we are seeing a different flow of our inventory this quarter, which is kind of exciting and lots of things to learn from it, that marketing will help notify the customer that we're going to surprise and delight them all the way from Black Friday through Christmas with new deliveries and fresh new product. Operator Next, we'll go to Jay Sole with UBS. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Jay Daniel Sole - UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Great. I'm just wondering if you can give us an update on denim? You mentioned some -- that denim was really strong. You mentioned some styles that were non-skinny denim that really were working. But I mean, where do you think we are in this denim resurgence? I mean is this sort of like the peak of it? I mean do you think it can last another quarter? Could it last another year or 2? How do you think about it? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Jay, I would love to talk about denim. It is on fire. We just reported our highest denim quarter in history, which is across all the brands and genders. I mean it's super exciting. There are so many things happening in denim. It's hard to even pin them down. But between -- to your point, between wider legs, the lighter washes, he's adopting them, she's adopting them. This kind of a trend in denim has legs, no pun intended, but it is going to last quite some time. I mean, if you look at what happened with the skinny jean, that trend went on for a decade. And we are just at the beginning of this trend. We've been seeing such positive response to the consumer. And he and she both need newness in their wardrobe. So we expect it to continue for quite some time. Jay Daniel Sole - UBS Investment Bank, Research Division - Executive Director and Equity Research Analyst of Softlines & Luxury Got it. Okay. If I can just ask one more, about the buyback. With the authorization that's out there and where the stock price is, I mean, do you feel like now is a good time with the margins that really bounced back so far, it's a good time to buy back a lot of stock? Or do you feel maybe a little bit cautious heading into next year with tough comparison, lapping stimulus and all that, that maybe it's better to hold on to that cash for now? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes, Jay, we have fundamentally changed this business. It started back with COVID last year in the middle of the year and the expense we were able to take out of the business. And then store occupancy that we removed in the back half. So our goal has been for years to reset the profitability of this company, and we have done that. So we are bullish on the stock, as you can imagine, on the company. So we have repurchased about $235 million so far this year. We expect to continue that here in Q4. And as we mentioned, our Board put a new authorization for $500 million out there. We're in a great position to have the balance sheet to be able to do it. With higher profitability levels, we're generating more cash, and we continue to put that cash to work in the business and for shareholders. Operator All right. Next, we'll go to Susan Anderson with B. Riley. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - VP & Analyst Nice job on the quarter. I was wondering if maybe you could talk about your thoughts on your term EBIT margin goals as much as you can. I know you're doing your Analyst Day next year. But just wondering how much of the margin gains seen this year is sustainable longer term? And is there still more opportunity to drive that EBIT margin over the next couple of years? 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Sure, Susan. I'll kick this one off, and then Fran can chime in. But our goal back in 2017 was to take our 2017 margin of 3% and double that to 6%. We're going to about triple that and more this year if we deliver on our Q4 outlook. So it feels good here at Abercrombie to be talking about operating margins in the 9% to 10% range. And we're not going to talk too much about the long term, but we believe that a lot of these gains are sustainable. And getting back to what I just mentioned, it's about this fundamental shift in our operating model. This acceleration of digital has been good. We have done a great job cleaning up our store fleet. A lot of those stores that were too big, whether it's a chain store in a mall or a store in a flagship. So pulling down that occupancy has given us better profitability and also the ability to invest in marketing efforts as we become more of a digital business. So we like where the business is set up from an expense perspective, and we believe that these gains are sustainable. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. And the only thing I would add to that is the sustainability is driven by the transformation of this company. And this company is a very different company than it was just a few years ago. And the fact that our brands are firing on all cylinders and that their brands are just resonating, getting that product voice and experience right really is proof point to the delivery that we're going to do for third quarter and the future that Scott just discussed. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - VP & Analyst Great. And then if I could add one follow-up. Just curious what you're expecting out of the international business for fourth quarter? Are you expecting similar trends as we saw in the third quarter? It sounds like U.K. things are resonating there as things opened up. I know parts of -- other parts of Europe, we're starting to see that shut down. And then Asia, obviously still having some issues. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Yes. You nailed it. We do expect the trends to continue heading into fourth quarter. We expect the strong performance in the U.S. to continue. First 3 quarters of the year, we've had double-digit growth off of 2019 in the U.S., and that's with less -- 140 less stores than we had in 2019. So great progress there. And the U.K. is our strongest country, which is good, because it's our largest country outside of the U.S. And I would say the environment in the U.K. is the most similar to what's happening here in the U.S. So we're excited to see some of those other countries in Western Europe open up. You saw Austria in the news recently. We have a handful of stores in Austria. So those stores will be closed for about 20 days here. But in the meantime, as we're looking at that European and APAC business, we're going to continue to leverage that strength in the U.S. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And we believe in the long-term growth of both the APAC and the EMEA regions. In fact, we just recently opened up a new store on Regent Street for Abercrombie, which we're already seeing nice response to, and that store is very much the prototype of our go-forward. It's a smaller location, much less expensive build out and yet the customer experience is really resonating. So we're excited about the opportunities in both EMEA and APAC. Operator Next question comes from Dana Telsey with Telsey Advisory Group. 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer As you think about the occupancy expense leverage from the reset, where are you in that? How do you see that progressing through 2022? And are there any stores that you thought you would close that maybe whether sales pick up or more favorable lease negotiations is helping you keep that? Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Dana, we made great progress last year. We got through a significant amount of those oversized Abercrombies within the mall as well as a big chunk of those flagships. Looking at this year, we're going to be around flat on store counts. A lot of that progress was made last year. We'll be around flat this year. And we do expect, as we go into next year and beyond, we'll likely be net store openers. But the good thing is we're going to continue to reposition our fleet globally, whether it's the U.S. or international and make sure that we're getting rid of some of those larger-sized stores and replacing those with smaller stores -- more of those omnichannel stores that we've been talking about. So as we do that, even as net openers of stores, our goal is to keep our square footage relatively flat or just increasing slightly in the years to come to keep that occupancy where it is today. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer And just one quick follow-up, on price. Where are you in terms of raising prices? Is it across categories? How much is it? And how do you see the promotional environment? How you're planning it for 2022? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So I'm very proud, Dana, to tell you that we actually have not raised our prices this year nor do we plan to for the fourth quarter. What we've been able to do is really reduce our promotions. And what we referenced as discount to ticket has made considerable progress in that. We have been working on that for a long time. To see 6 consecutive quarters of AUR growth is really a testament to all that work and how it's coming together. I think the second part of your question was Q4 2022? Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer How do you see 2022? Yes. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director 2022, we'll discuss in our fourth quarter call. Obviously, we're looking at things like inflation and the opportunities that are out there. We haven't made any commitments to that yet. So we will get back to you on the fourth quarter call for that one. Operator (Operator Instructions) We'll next go to Janet Kloppenburg with JJK Research Associates. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Congrats on a good quarter. Scott, I got on a little late. I think you said that there was $75 million in freight pressure in the fourth quarter. Did you say what that's compared to versus the third quarter? And I was wondering if you -- I know you're guiding to a flat gross margin on a 2-year basis. I was wondering if you expected AUR trends to continue to improve a 3Q's rate? Or if you thought that maybe that would moderate because of us being in holiday and promotions perhaps picking up? And as you look into next year, I was wondering how you felt in -- for the first quarter and the second quarter about freight headwinds? Some of the companies that I'm talking to think that they'll be higher -- that they'll be higher than the fourth quarter sequentially. Others like Urban last night felt that there'd be some relief. If you could help there, it would be great. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO Okay. Nice to hear from you Janet. All right. Let's start with the first question. The freight pressure in Q3 was around 300 basis points. So if you do the math there, call it, $25 million, $30 million. $75 million, you did catch that, in Q4. So as you said, we expect to be flat on gross margin for the Q4 period. So yes, we assume that the AUR trends that we've seen throughout the first few quarters of the year here will continue into Q4 so that we can absorb that margin pressure here in Q4. Not a lot to say about 2022. There's still a lot to figure out here in Q4 as we finalize some of the air as we get the inventory in from Vietnam. So we'll see how much flows through here in Q4, and then we'll talk about the spring period. I do see -- I forget which companies you've mentioned, but I do think that freight will moderate at some point. I think we've seen some of the ocean rates coming down more recently in some of the indices that we look at. So more to come, a lot of variables and a lot of moving parts here heading into the spring. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Okay. And just one for Fran, if that's okay. It looks like this marketing investment is really paying off, Fran. And I'm wondering if you feel like you're at a level now that's appropriate? Or if you think continued investments would be -- give you a nice return like we've been seeing? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director You're absolutely spot on. We are just thrilled with the results of our marketing. I think you remember when I first got here, we barely had a marketing department. And now we are industry-leading in both Abercrombie and Hollister. And the results and the innovation that we continue to see is just incredibly exciting. As we continue to see returns, we will continue to invest. Stay tuned for today. We are going to have a TikTok takeover. It's the most important social media platform that's out there, and we're going to own it for the most important week of the year. So we are thrilled with what the teams have been doing, and we will continue to monitor the investment relative to the return. Operator Next, we'll go to Mark Altschwager with Baird. 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Sarah L. Goldberg - Robert W. Baird & Co. Incorporated, Research Division - Research Analyst This is Sarah Goldberg on for Mark. I wanted to ask further on the recently launched same-day delivery across U.S. stores. What have been the early learnings there? And then how should we think about the longer-term impact of digital sales and margins versus other digital options, such as buy online, pickup in store or ship from store? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sure. So listen, Sarah, we are a leading omnichannel retailer. And the most important thing that we do is listen to our customer, and they told us it same-day delivery was a very important option for them, just like last year when they told us that curbside was important for them. So we're continuing to evolve all of our optionality for our consumer. We've seen week-over-week gains in same-day delivery and a really nice early response to it. Scott D. Lipesky - Abercrombie & Fitch Co. - Executive VP & CFO And the impact on margins longer term, this specific offering will not have a material impact on those margins. Really, like Fran just mentioned, it's just another option for our consumer to engage with us. If they need something quick, they have that option. So really excited about that rollout this year. Operator It looks like we have one more question. And we'll take that from Marni Shapiro with Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Congratulations. Two questions. First one is very important. When does the TikTok takeover start? Because you know I'm going to be on. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director It starts today for both brands. Marni Shapiro - The Retail Tracker - Co-Founder Excellent. And then could you talk a little bit about -- you've done some really interesting things on product drops very aligned to this generation, yet you've had to deal with all these product delays. Were any of the drops or new products and marketing that were supposed to hit for the fourth quarter, will they not hit in the fourth quarter? Are you able to repurpose some of this stuff into the first quarter? Were their product cancellations? Can you just talk a little bit about like, I guess, what kind of business you may have left on the table because of the product delays in Vietnam? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director What's exciting, Marni, is that the team can pivot, honestly, on a moment, and that's the beauty of having obviously a digitally-driven business. So we do not believe -- we have not had any specific delays on special product drops. I'm possibly referring to one of the most exciting ones that we did for Q3, which was Bugha. Partnering with the Fortnite World Champ and having a product that's sold out within a very, very short period of time, was super exciting. But to the point being, we've not had to delay any of the drops because of these deliveries challenges. 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call

Marni Shapiro - The Retail Tracker - Co-Founder That's fantastic. And then just one follow-up. Are you seeing both, at Abercrombie specifically, lapsed shoppers and new shoppers come back to the brand? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes, we are. Both. It's very exciting. I'm sure I know you're on social media all the time, but hearing all the customers talk and all the social chatter about how excited Abercrombie being back and all of the positive response about the brand has been just incredibly exciting. Marni Shapiro - The Retail Tracker - Co-Founder Yes. It's been a very warm welcome. Best look for the holidays. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Thanks. Appreciate it, Marni. Operator And that's all the time we have for questions today. So I'd like to turn the call back over to Fran for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I just want to thank everybody for joining us today. I hope you all have a great holiday season, and we look forward to catching up in the New Year. Operator And that does conclude today's conference. We thank everyone again for their participation. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2021, Refinitiv. All Rights Reserved. 15023133-2021-11-23T21:42:03.170 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. NOVEMBER 23, 2021 / 1:30PM, ANF.N - Q3 2021 Abercrombie & Fitch Co Earnings Call